UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2017

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York

(Address of principal executive offices)

10019

(Zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.03 Amendment to Certificate of Incorporation

On November 3, 2017, FINRA is announcing on its Daily List that Delcath Systems, Inc. (the “Company”) is to effect a reverse split (“Reverse Stock Split”) of its issued common stock from FINRA in a ratio of 1-for-350 (as previously approved by its shareholders and Board of Directors). The Reverse Stock Split will take effect at the open of business on November 6, 2017 on the OTCQB. The new symbol for the Common Stock will be DCTHD, and the “D” will be removed in 20 business days, at which time the symbol will reverse back to DCTH. As a result of the Reverse Stock Split, every 350 shares of the Company’s issued and outstanding common stock, par value $.01 per share, will be converted into one (1) share of common stock, par value $.01 per share, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 490,000,000 to approximately 1,400,000. The Company’s authorized shares will remain unchanged. The new CUSIP number for the Shares will be 24661P 609.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by 350, will have the number of post-reverse split shares of the Company’s common stock to which they are entitled rounded up to the nearest whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares. Registered shareholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the post Reverse Stock Split amount. Registered shareholders holding physical common share certificates will receive a letter of transmittal from the Company’s transfer agent, American Stock Transfer, with specific instructions regarding the exchange of their certificates. The above description of the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the amendment to its Certificate of Incorporation regarding the Reverse Stock Split, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: November 3, 2017	By:	/s/ Jennifer Simpson
	Name:	Jennifer Simpson
	Title:	President and Chief Executive Officer